UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010 (August 24, 2010)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           James V. Caruso, Executive Vice President and Chief Commercial Officer, departed Allos Therapeutics, Inc. (“Allos”) effective Tuesday, August 24, 2010.

Item 7.01       Regulation FD Disclosure.

Effective Tuesday, August 24, 2010, Allos promoted Michael Schick to Vice President, Sales and Marketing, reporting to Paul Berns, President and Chief Executive Officer.  In his new expanded role, Mr. Schick will be responsible for leading Allos’ sales and marketing activities for FOLOTYN® (pralatrexate injection).

Mr. Schick has served as Vice President of Marketing of Allos since August 2009.  Prior to joining Allos, Mr. Schick served as Associate Vice President, Oncology Marketing at ImClone Systems from October 2007 to July 2009, where he was responsible for the Erbitux® (cetuximab injection) franchise across multiple indications.  From February 2006 to October 2007, Mr. Schick was Executive Director, Oncology Global Marketing at Amgen Inc., where he was responsible for marketing Neulasta® (pegfilgrastim) and Aranesp (darbepoetin alfa injection).  From November 2004 to January 2006, Mr. Schick served as Director, Marketing, Oncology at Pharmacyclics, Inc.  Prior to that, Mr. Schick served in a variety of commercial roles at Bristol Myers Squibb, including sales, strategic planning and product management focused on multiple brands including Taxol® (paclitaxel injection) and Paraplatin® (carboplatin for injection).  Mr. Schick earned a Bachelor of Arts degree from Villanova University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 25, 2010

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel